Exhibit 99.1

CADENCE RESOURCES ANNOUNCES 2005 OPERATIONAL ACTIVITY OF NEWLY ACQUIRED SUBSIDIARY AURORA ENERGY, LTD.

TRAVERSE CITY, Mich., Nov. 14, 2005 -- Cadence Resources Corporation (OTC BB:CDNR.OB) released today the preliminary operational activity of its recently acquired subsidiary, Aurora Energy, Ltd. of Traverse City, Michigan for the first three quarters of 2005. Cadence completed its merger with Aurora on Monday, October 31, 2005. With the merger completed, Cadence today provided a summary of financial highlights and an operational update for Aurora’s activity from January through September, 2005. Because Cadence was on a September 30 fiscal year prior to the merger and must prepare audited financial statements, Cadence is deferring release of its Cadence division September 30, 2005 financial results.

Aurora is engaged in the development of unconventional gas reservoirs such as black shales, coal seams and tight sands with assets and acreage in the Michigan and Illinois basins. As of September 30, 2005, Aurora's assets include over 143,000 gross acres (65,000 net) of oil and gas leases in Michigan's Antrim play, and interests in over 520,000 gross acres (225,000 net) in the New Albany shale gas play in Indiana and Kentucky.

An equity infusion in early 2005 of $12,550,000 combined with mezzanine financing of $30,000,000 enabled Aurora to aggressively pursue its drilling program. From January 1, 2005 through September 30, 2005, Aurora successfully participated in drilling a total of 54 net wells (106 gross). Of these, 20 net wells (53 gross) are producing with the remaining 34 net wells (53 gross) awaiting infrastructure build-out. These wells should be in production within the next 90 days. Aurora has a turnkey drilling agreement in place for its Michigan Antrim drilling areas that gives it preferential access to drilling rigs, and allows it to maintain an active drilling program. As a result, our Aurora division’s average daily gas production increased from an annual average of 492 mcf/day at 12/31/04 to a quarterly average of 2,802 mcf/day for the third quarter, 2005. This increase in production combined with increase in gas prices resulted in a significant increase in gas revenues from $960,011 for the twelve-month period ended 12/31/04 to $1,878,344 for the nine-month period ended 9/30/05.

SELECTED OPERATIONAL HIGHLIGHTS:

AURORA ENERGY, LTD
UNAUDITED SELECTED RESULTS

OIL AND GAS SALES & PRODUCTION DATA-2004 AND 2005
	Year Ended 12/31/2004	1ST QTR	2ND QTR	3RD QTR	Projected 4TH QTR	PROJECTED 2005 Totals
Oil & Gas Sales Revenues	$960,011	$378,621	$719,285	$1,878,344	$3,000,000	$5,976,250
Operating Costs(PPC, LOE, etc)	$645,276	$274,757	$378,200	$580,489	$1,332,383	$2,565,829
Production per period (mcfe)	179,553	61,934	102,272	257,811	375,000	797,018

Average price per mcfe	$5.35	$6.11	$7.03	$7.29	$8.00	$7.50
Ave Operating Cost per mcfe	$3.59	$4.44	$3.70	$2.25	$2.25	$3.22

Average Daily Production (mcfe)	492	688	1,124	2,802	4,076	2,184
Ave Daily Gross Sales	$2,630	$4,207	$7,904	$20,417	$32,609	$16,373
Ave Monthly Gross Sales	$78,905	$126,207	$237,127	$612,503	$978,261	$491,199

A recent reserve report from Schlumberger Holditch dated August 1, 2005, reflected the efforts of Aurora’s Antrim Shale drilling activity in Michigan with an increase in its proved reserves of over 13 Bcf in the seven-month period from January 1 to July 31, 2005. This reserve report does not include any reserves attributable to our New Albany Shale acreage or our oil producing properties. The composition of the Michigan proved gas reserves is as follows:

MICHIGAN ANTRIM PROPERTIES
	Proved Developed Producing	Proved Developed Non-producing	Proved Undeveloped	Total Proved Reserves

Net Company Reserves - 12/31/04 (mmcf)	4,819.00	7,700.80	22,429.46	34,949.26

Net Company Reserves - 8/1/05 (mmcf)	15,242.59	10,178.19	22,891.90	48,312.68

Reserve Growth-1/1-8/1 (7 months)(mmcf)	10,423.59	2,477.39	462.44	13,363.42

As a result of this drilling activity and the growth in production, Aurora’s financial condition continues to improve over prior reporting periods, as reflected below:

SELECTED FINANCIAL HIGHLIGHTS:

AURORA ENERGY, LTD
UNAUDITED SELECTED FINANCIAL INFORMATION

	12/31/2004	3/31/2005		6/30/2005	9/30/2005
Balance Sheet

Working Capital	$1,706,540	$11,534,792		$12,160,239	$10,998,450

Oil and Gas Properties (net)	$14,967,457	$14,110,017	*	$22,738,895	$33,198,844

Total Assets	$23,445,829	$30,480,232		$40,534,332	$51,477,022

Long-term Debt	$10,000,000	$10,000,000		$20,000,000	$30,000,000

Debt-to-asset ratio	0.43	0.33		0.49	0.58

Stockholder's Equity	$6,246,304	$16,815,460		$16,489,967	$16,667,644

* - Oil and Gas properties balance reduced by ($7M) for sale to El Paso

Income Statement:

Oil & Gas Sales	$960,011	$378,621	$1,097,906	$2,976,250
Other Revenues	$1,192,835	$216,917	$362,008	$449,815
Interest Income	$47,678	$94,665	$165,910	$218,633
Total Revenue	$2,200,524	$690,203	$1,625,824	$3,644,698

Production Expenses	$614,338	$274,284	$652,957	$1,233,444
G&A	$2,057,333	$499,049	$1,126,396	$1,894,097
Interest Expense	$392,402	$33,010	$222,077	$468,994
Taxes (state only)	$75,000	$238,170	$237,697	$240,777
Depreciation	$203,249	$58,477	$117,504	$386,050

Net Loss	$(1,141,798)	$(412,786)	$(730,807)	$(578,664)

Commenting on Aurora’s 2005 operating results, Bill Deneau, President and CEO of Cadence, reported, "The merger with Cadence provided sufficient capital to jump start the Aurora division’s aggressive drilling program. The capital combined with the hard work of our personnel has created great momentum for our Aurora division, which we expect to sustain into 2006. Our current expectations for our Aurora division’s 2005 year-end production exit rate is in excess of 4,000 Mcfe per day.”

Deneau further stated “This growing production and strong commodity prices, coupled with our inventory of drilling prospects for 2006, leaves our Aurora division in a strong position as we complete 2005 and begin implementing our drilling program for 2006. To date we've assembled enough acreage to cover as many as 2,000 potential drilling locations in two non-conventional plays. Of these, we expect to participate in the drilling of approximately 200 gross wells (100 net) in 2006.”

The Aurora division’s drilling location prospects are located in the Michigan Antrim and the New Albany Shale plays as follows:

Non-Conventional Play	Approximate Net Acreage	Estimated Spacing	Potential Drilling Locations

Michigan Antrim	65,000	100	650
New Albany Shale	225,000	160	1,406
			2,056

ABOUT CADENCE RESOURCES CORPORATION.

Cadence Resources Corporation engages in the acquisition, exploration, production, and development of oil and natural gas properties. Prior to the merger with Aurora Energy, Ltd., Cadence’s activities were in Wilbarger County, Texas; DeSoto Parish, Louisiana; Eddy County, New Mexico; and Alpena County, Michigan. It also has leased interests in western Kansas and southern Texas. While the Cadence division will continue to devote its usual effort in these areas, after the merger with Aurora, the Company’s expansion activities will focus on the Aurora division’s two key non-conventional plays, Michigan Antrim and New Albany Shale in Indiana. Cadence Resources was formed in 1969. It was formerly known as Royal Resources, Inc. and changed its name to Royal Minerals, Inc. in 1983. Further, it changed its name to Consolidated Royal Mines, Inc. in 1994; to Royal Silver Mines, Inc. in 1995; and to Cadence Resources Corporation in 2001.

Statements regarding production volumes, operating costs, anticipated gas prices, when wells will begin producing, how many wells will be drilled, the estimated future well spacing, and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, drilling and operating risks, the availability of drilling rigs, uncertainties about the estimates of reserves, the availability of transportation pipelines, changes in laws or government regulations, unforeseen engineering and mechanical or technological difficulties in drilling the wells, operating hazards, weather related delays, the loss of existing credit facilities, availability of capital, and other risks more fully described in our filings with the Securities and Exchange Commission. We may also change our business focus as new opportunities arise. All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:
Cadence Resources Corporation
William W. Deneau, President and CEO
231-941-0073